4

                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                        ______________________



                               FORM 8-K

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported): October 15, 2001


                   PARK ELECTROCHEMICAL CORP.
  ------------------------------------------------------------
             (Exact Name of Registrant in Charter)


        New York               1-4415           11-1734643
----------------------------------------------------------------
     (State or other          (Commission      (IRS Employer
     Jurisdiction of         File Number)   Identification No.)
      Incorporation)


   5 Dakota Drive, Lake        New York            11042
         Success,
----------------------------------------------------------------
 (Address of Principal Executive Offices)       (Zip Code)


                         (516) 354-4100
----------------------------------------------------------------
       Registrant's Telephone Number, Including Area Code


                              N/A
----------------------------------------------------------------
  Former Name or Former Address, if Changed Since Last Report










Item 5.   Other Events.

            On October 15, 2001, Park Electrochemical Corp. (the "Company" or "Park") announced that Dielektra GmbH, Park's advanced electronic materials business located in Cologne, Germany, is realigning its operations to better position itself for success in the future. Specifically, Dielektra is closing down its conventional lamination line, and will focus its efforts and capabilities in the future on its unique DatlamT automated continuous lamination and paneling manufacturing technology. The product previously made on
Dielektra's conventional lamination line will, in the future, be produced on its DatlamT line or at Park's other European manufacturing locations. Dielektra is also reducing the size of its mass lamination operations in order to focus on the marketing and manufacturing of high technology, higher layer count mass lamination product. These changes are intended to position Dielektra as a more focused high technology electronic materials business. Park expects to record a one-time charge of approximately $2.7 million in its 2002 fiscal year third quarter ending November 25, 2001 in connection with this realignment and the related workforce reduction at Dielektra. Dielektra intends to continue to enhance the capability of its unique DatlamT continuous lamination technology and its high layer count mass lamination manufacturing operations.

The Company's news release dated October 15, 2001 is filed as Exhibit 99 hereto and is incorporated herein by reference.


Item 7.   Financial  Statements,  Pro Forma Financial  Information  and
          Exhibits

          (c)  Exhibits:

               Exhibit
               Number

               99.  News Release dated October 15, 2001.
















                               SIGNATURE





      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PARK ELECTROCHEMICAL CORP.



Date:  October 15, 2001       By:
                              Name:  Stephen E. Gilhuley
                              Title: Senior Vice President,
                                     Secretary and General Counsel


































                             EXHIBIT INDEX



Number
Exhibit     Description                                   Page

  99        News Release dated October 15, 2001             5